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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by
     Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               BT INVESTMENT FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:



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     (5)      Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:

     (2)      Form, Schedule or Registration Statement No.:

     (3)      Filing Party:

     (4)      Date Filed:


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                                                               September 3, 1999

Dear Shareholder:

Enclosed you will find an amendment and supplement to the proxy statement, dated August 23, 1999, for the special meeting of shareholders to be held September 21, 1999, along with a proxy card.

Your vote is important, regardless of how many shares you own. Please take the time to vote your shares. Choose one of the following options to vote:

          1. By Mail: Complete the enclosed proxy card and return in the postage-paid envelope provided.

          2.  By Telephone: Call the Toll-Free # on your proxy card.

          3.  By Internet: Logon to www.proxyvote.com.

          4. Attend Shareholder Meeting (details in the August 23, 1999 proxy statement).

                                        Sincerely,

                                        /s/ Daniel O. Hirsch

                                        Daniel O. Hirsch
                                        Secretary
                                        BT Mutual Funds


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                               BT INVESTMENT FUNDS

                            Quantitative Equity Fund

                                One South Street
                            Baltimore, Maryland 21202

                 AMENDMENT AND SUPPLEMENT TO THE PROXY STATEMENT
          DATED AUGUST 23, 1999 FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 21, 1999



This statement amends and supplements the information provided in the Proxy Statement dated August 23, 1999, which was first mailed to shareholders on August 25, 1999 (the "Proxy Statement") relating to the Special Meeting of shareholders of BT Investment Funds (the "Trust") and soliciting the shareholders of Quantitative Equity Fund (the "Fund"), a series of the Trust, scheduled for September 21, 1999 (the "Special Meeting").

The purpose of this Amendment and Supplement is to provide shareholders with corrected information on Proposal IV, to be voted on at the Special Meeting. You should read the information contained in this Amendment and Supplement together with the Proxy Statement.

Proposal IV

To ratify or reject the election of Ernst & Young LLP as the independent accountants for the Fund's current fiscal year.

Ernst & Young LLP, not PricewaterhouseCoopers LLP, are currently the independent accountants of the Fund and are proposed to be ratified by the shareholders of the Fund as such. Proposal IV proposed PricewaterhouseCoopers LLP to be ratified as the independent accountants of the Fund in error. Throughout the Proxy Statement, references to PricewaterhouseCoopers LLP should be read as references to Ernst & Young LLP and Proposal IV should be read as a proposal to ratify Ernst & Young LLP as independent accountants for the Fund's current fiscal year.

Voting Information

If your ballot has already been cast, a vote to ratify PricewaterhouseCoopers LLP as the independent accountants of the Fund will be deemed to be a vote to ratify Ernst & Young LLP as the independent accountants of the Fund.

You will find a proxy card enclosed with this Amendment and Supplement identical to the one you received with the Proxy
Statement, with the exception that Proposal IV proposes Ernst &


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Young LLP for ratification as the accountants for the Fund. If you have not previously returned your proxy card, or if you wish to revoke a previously submitted proxy, please sign, date and mail the enclosed proxy card in the envelope provided. Shareholders who attend the Special Meeting may revoke their proxies and vote in person.





September 3, 1999


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